UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2007

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As described below, on March 26, 2007, SYNNEX Corporation (“SYNNEX”) issued a press release announcing the appointment of Mr. Thomas C. Alsborg as its Chief Financial Officer. In connection with his appointment, Mr. Alsborg and SYNNEX entered into an offer letter on March 23, 2007 (the “Offer Letter”). The Offer Letter outlined the terms of his appointment and compensation. The information required to be disclosed under this Item 1.01 is disclosed under Item 5.02 below and incorporated by reference herein. A copy of the offer letter is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2007, SYNNEX issued a press release announcing the appointment of Mr. Alsborg as its Chief Financial Officer. The full text of SYNNEX’s press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Mr. Alsborg will be responsible for all aspects of SYNNEX’s financial management. Mr. Alsborg is 44 years old. Most recently, from 2002 to February 2005, Mr. Alsborg was Vice President and Chief Financial Officer of Solectron Global Services, a division of Solectron Corporation (“Solectron”). Since February 2005, Mr. Alsborg had been on sabbatical, during which time he had provided management consulting to certain non-profit entities. During his ten-year tenure at Solectron from 1995 to February 2005, he held management positions in corporate finance, investor relations, treasury and financial reporting and analysis. Mr. Alsborg holds a Bachelor of Science degree in Accounting from Oral Roberts University and a Master in Business Administration degree from the Leavey School of Business at Santa Clara University.

Under the Offer Letter with SYNNEX, Mr. Alsborg’s salary will be $250,000 on an annual basis. In addition, he will be entitled to receive a bonus under SYNNEX’s 2007 Profit Sharing Program of $250,000, prorated from his hire date to the end of SYNNEX’s fiscal year, November 30, 2007. Mr. Alsborg will also be eligible for a sign-on bonus of $100,000, payable upon the completion of one year of continuous service. Subject to approval by the Compensation Committee, Mr. Alsborg will receive an award of 16,666 shares of restricted stock and will be granted an option to purchase up to 50,000 shares of common stock under SYNNEX’s 2003 Stock Incentive Plan, as amended. So long as Mr. Alsborg continues in service with SYNNEX, the option will vest and become exercisable with respect to 20% of the option shares on the one-year anniversary of his vesting start date and with respect to the balance in 48 equal successive monthly installments upon his completion of each additional month of service thereafter. Subject to continued service as well, the restricted stock award will vest 20% each year on the anniversary of the grant. Mr. Alsborg’s employment with SYNNEX is “at will.” However, should Mr. Alsborg’s employment be terminated by SYNNEX without cause during the first year of his employment, he will receive a separation payment equal to $250,000, provided that he executes a release acceptable to SYNNEX. Mr. Alsborg will report directly to Robert T. Huang, President and Chief Executive Officer of SYNNEX. A copy of the offer letter is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Mr. Alsborg assumes the Chief Financial Officer responsibilities from Dennis Polk, who was promoted to Chief Operating Officer in July of 2006.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter dated March 23, 2007.
99.1	Press Release dated March 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2007

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter dated March 23, 2007.
99.1	Press Release dated March 26, 2007.